                                  111 WATER STREET
                                   BALTIMORE, MD




                                    RETAIL LEASE


                                   BY AND BETWEEN

                             THE MORRIS WEINMAN COMPANY

                                     (LANDLORD)


                                        AND


                                 IMTEK CORPORATION

                                      (TENANT)

                                  TABLE OF CONTENTS


SECTIONS                                                              PAGE
--------                                                              ----
Section 1.  Definitions
Section 2.  Premises; Measurement
Section 3.  Term
Section 4.  Rent; Security Deposit
Section 5.  Taxes
Section 6.  Use of Premises and Common Areas
Section 7.  Insurance and Indemnification
Section 8.  Utilities
Section 9.  Repairs and Maintenance
Section 10. Improvements
Section 11. Landlord's Right of Entry
Section 12. Damage or Destruction
Section 13. Condemnation
Section 14. Assignment and Subletting
Section 15. Rules and Regulations
Section 16. Subordination and Attornment
Section 17. Defaults and Remedies
Section 18. Estoppel Certificate
Section 19. Quiet Enjoyment
Section 20. Notices
Section 21. General



EXHIBITS
--------

       A       Site Plan showing Property and Building

       B       Drawing showing approximate location of Premises

       C       Landlord's Work

       D       Current Rules and Regulations

RIDERS
------

       1


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                                     RETAIL LEASE


     THIS LEASE is made on this _____ day of ____________________, 1997 (the
"EFFECTIVE DATE"), by and between THE MORRIS WEINMAN COMPANY, a Maryland corporation (the "LANDLORD"), and IMTEK CORPORATION, a Maryland corporation (the "TENANT").

     IN CONSIDERATION of the agreements and covenants hereinafter set forth, Landlord and Tenant mutually agree as follows:

          1.   DEFINITIONS.

               1.1. As used herein, the following terms shall have the following meanings:

               "ADDITIONAL RENT" has the meaning given it in subsection 4.2.

               "ALTERATIONS" has the meaning given it in subsection 10.2.

               "BASE RENT" has the meaning given it in subsection 4.1.

               "BUILDING" means the building known as 111 Water Street and located at 111 Water Street in Baltimore City, Maryland. The Building, which contains approximately 24,250 rentable square feet, is more particularly shown on EXHIBIT A.

               "BUILDING SERVICE EQUIPMENT" means all apparatus, machinery, devices, fixtures, appurtenances, equipment and personal property now or hereafter located on the Premises and owned by the Landlord.

               "COMMON AREAS" has the meaning given it in subsection 6.5.1.

               "CONDEMNATION" has the meaning given it in subsection 13.1.

               "EVENT OF DEFAULT" has the meaning given it in subsection 17.1.

               "INSURANCE PREMIUMS" means the aggregate of any and all premiums paid by the Landlord for hazard, liability, loss-of-rent, workmens' compensation or similar insurance upon any or all of the Property.

               "LANDLORD" means the Person hereinabove named as such and its successors and assigns.

               "LANDLORD'S WORK" has the meaning given to it in subsection 10.1.

               "LEASE YEAR" means (a) the period commencing on the Rent Commencement Date and terminating at 11:59 p.m. on the first anniversary of the last day of the month in which the Rent Commencement Date occurs, and (b) each successive period of twelve (12) calendar months thereafter during the Term.

               "LIQUIDATED DAMAGES" has the meaning given it in subsection 17.3.

               "MORTGAGE" has the meaning given it in subsection 16.1.

               "OPERATING COSTS" means any and all costs and expenses incurred by the Landlord for services performed by the Landlord or by others on behalf of the Landlord with respect to the operation and maintenance of the Property and the Common Areas located therein and serving or allocable to the Premises, including, without limitation, all costs and expenses of:

               (a) operating, maintaining, repairing, lighting, signing, cleaning, removing trash from, painting, striping, controlling of traffic in, controlling of rodents in, policing and securing the Common Areas (including, without limitation, the costs of uniforms, equipment, assembly permits, supplies, materials, alarm and life safety systems, and maintenance and service agreements);

               (b) purchasing and maintaining in full force insurance (including, without limitation, liability insurance for personal injury, death and property damage, rent insurance, insurance against fire, extended coverage, theft or other casualties, workers' compensation insurance covering personnel, fidelity bonds for personnel, insurance against liability for defamation and claims of false arrest occurring on or about the Common Areas, and plate glass insurance);

               (c)  removing snow, ice, water, litter and debris;

               (d) operating, maintaining, repairing and replacing machinery, furniture, accessories and equipment used in the operation and maintenance of the Common Areas, and the personal property taxes and other charges incurred in connection with such machinery, furniture, accessories and equipment;

               (e) maintaining and repairing roofs, awnings, paving, curbs, walkways, sidewalks, drainage pipes, ducts, conduits, grease traps and lighting fixtures throughout the Common Areas;

               (f) planting, replanting and replacing flowers, shrubbery, trees, grass and planters;

               (g) providing electricity, heating, ventilation and air conditioning to the Common Areas, and operating, maintaining and repairing any equipment used in connection therewith, including, without limitation, costs incurred in connection with determining the feasibility of installing, maintaining, repairing or replacing any facilities, equipment, systems or devices which are intended to reduce utility expenses of the Property as a whole;

               (h) water and sanitary sewer services and other services, if any, furnished to the Common Areas for the non-exclusive use of tenants;

               (i)  janitorial services for the Building;

               (j) enforcing any operating agreements pertaining to the Common Areas or any portions thereof, and any easement and/or rights agreements entered into by the Landlord for the benefit and use of the Landlord, the Property or tenants thereof, or any arbitration or judicial actions undertaken with respect to the same;

               (k) maintaining and repairing the Property, including, without limitation, exhaust systems, sprinkler systems, pumps, fans, switchgear, loading docks and ramps, freight elevators, escalators, passenger elevators, stairways, service corridors, delivery passages, utility plants, transformers, doors, walls,


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

floors, skylights, ceilings, windows and fences;

               (l) accounting, audit and management fees and expenses, payroll, payroll taxes, employee benefits and related expenses of all personnel engaged in the operation, maintenance, security and management of the Property, including, without limitation, security and maintenance personnel, secretaries and bookkeepers (including, specifically, uniforms and working clothes and the cleaning thereof, tools, equipment and supplies used by such personnel, and the expenses imposed on or allocated to the Landlord or its agents pursuant to any collective bargaining or other agreement);

               (m) the cost and expense of complying with all federal, state and local laws, orders, regulations and ordinances applicable to the Property which are now in force, or which may hereafter be in force;

               (n) the cost of all capital improvements made to the Building and which are not provided for in subsections (a) through (m) above; provided that the cost of each such capital improvement, together with any financing charges incurred in connection therewith, shall be amortized over the useful life thereof, as reasonably determined by Landlord; and

               (o)  INTENTIONALLY DELETED

               "OPERATING COSTS STATEMENT" has the meaning given it in subsection 4.3.2.

               "ORIGINAL TERM" has the meaning given it in subsection 3.1.

               "PARKING AREAS" has the meaning given it in subsection 6.5.1.

               "PERSON" means a natural person, a trustee, a corporation, a limited liability company, a partnership and/or any other form of legal entity.

               "PREMISES" means that certain space having a rentable area of 980 rentable square feet and located on the ground floor of the Building and known as 106 E. Lombard Street, as more particularly depicted on EXHIBIT B; provided, that if at any time hereafter any portion of the Premises becomes no longer subject to this Lease, "Premises" shall thereafter mean so much thereof as remains subject to this Lease.

               "PROPERTY" means that certain parcel of land containing approximately ___NA___ acres, more or less, together with the Building thereon. The Property is more particularly shown on EXHIBIT A.

               "RENT" means all Base Rent and all Additional Rent.

               "RENT COMMENCEMENT DATE" has the meaning given to it in subsection 3.1.

               "RULES AND REGULATIONS" has the meaning given to it in section
15.

               "TAX YEAR" means the 12-month period beginning July 1 of each year or such other 12-month period (deemed for the purposes of this Lease to have 365 days) established as a real estate tax year by the taxing authority having lawful jurisdiction over the Property.

               "TAXES" means the aggregate of any and all real property and other taxes, metropolitan district charges, front-foot benefit assessments, special assessments and other taxes or public


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

or private assessments or charges levied against any or all of the tax parcel containing the Premises, including but not limited to any such charges imposed under any private covenants encumbering the title to any or all of the Property, and regardless of whether any of the same are ordinary or extraordinary, foreseen or unforeseen, recurring or nonrecurring, or special or general.

               "TENANT" means the Person hereinabove named as such and its successors and permitted assigns hereunder.

               "TENANT'S PROPORTIONATE SHARE" (a) means the percentage assigned to the Premises for purposes of allocating Operating Costs and Taxes to the Premises (and the rest of the net rentable spaces within the Property), and (b) as of the Effective Date shall be FOUR AND THREE HUNDREDTHS (4.03%) PERCENT.

               "TERM" means the Original Term.

               "TERMINATION DAMAGES" has the meaning given it in subsection
17.3.

               "TERMINATION DATE" has the meaning given it in subsection 3.1.

               "TRANSFER" has the meaning given it in subsection 14.1.

               1.2. OTHER TERMS. Any other term to which meaning is expressly given in this Lease shall have such meaning.

          2. PREMISES; MEASUREMENT. The Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, the Premises in "AS IS, WHERE IS" condition (subject, however, to the Landlord's obligations set forth in subsection 10.1), together with the right to use, in common with others, the Common Areas. The rentable area of the Premises shall be reasonably determined by the Landlord.

          3.   TERM.

               3.1. ORIGINAL TERM: RENT COMMENCEMENT DATE. This Lease shall be for a term (the "ORIGINAL TERM") commencing on the Effective Date and ending at 11:59 p.m. on the Thirty Sixth (36th) anniversary of the first day of the month, in which the Rent Commencement Date shall occur (which date is hereinafter referred to as the "TERMINATION DATE"). Monthly rent payments and additional rent shall commence on December 1, 1997 (which date is hereinafter referred to as the "RENT COMMENCEMENT DATE").

               3.2. CONFIRMATION OF COMMENCEMENT AND TERMINATION. The Landlord and the Tenant at the Landlord's option and request after (a) the Rent Commencement Date or (b) the expiration of the Term or any earlier termination of this Lease by action of law or in any other manner, shall confirm in writing by instrument in recordable form that, respectively, such rent commencement or such termination has occurred, setting forth therein, respectively, the Rent Commencement Date and the Termination Date.

               3.3. SURRENDER. The Tenant, at its expense at the expiration of the Term or any earlier termination of this Lease, shall (a) promptly surrender to the Landlord possession of the Premises (including any fixtures or other improvements which are owned by the Landlord) in good order and repair (ordinary wear and tear excepted) and broom clean, (b) remove therefrom all signs, goods, effects, machinery, fixtures and equipment used in conducting the Tenant's trade or business which are neither part of the Building Service Equipment nor owned by the Landlord, and (c) repair any damage caused by such removal.

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

               3.4. HOLDING OVER. If the Tenant continues to occupy the Premises after the expiration of the Term or any earlier termination of this Lease after obtaining the Landlord's express, written consent thereto, then:

                    (a) such occupancy (unless the parties hereto otherwise agree in writing) shall be deemed to be under a month-to-month tenancy, which shall continue until either party hereto notifies the other in writing, at least one month before the end of any calendar month, that the notifying party elects to terminate such tenancy at the end of such calendar month, in which event such tenancy shall so terminate;

                    (b) anything in this section to the contrary notwithstanding, the Rent payable for each monthly period shall equal the sum of (a) one-twelfth (1/12) of that amount which is equal to twice the Base Rent for the Lease Year during which such expiration of the Term or termination of this Lease occurs, plus (b) the Additional Rent payable under subsection 4.2; and

                    (c) except as provided herein, such month-to-month tenancy shall be on the same terms and subject to the same conditions as those set forth in this Lease; provided, however, that if the Landlord gives the Tenant, at least one month before the end of any calendar month during such month-to-month tenancy, written notice that such terms and conditions (including any thereof relating to the amount and payment of Rent) shall, after such month, be modified in any manner specified in such notice, then such tenancy shall, after such month, be upon the said terms and subject to the said conditions, as so modified.

          4. RENT: SECURITY DEPOSIT. As Rent for the Premises, the Tenant shall pay to the Landlord all of the following:

               4.1. BASE RENT.  An annual rent (the "BASE RENT") as follows:


                                                  Monthly Installment
          Lease Year          Base Rent              of Base Rent
          ----------          ---------           -------------------
          One                 $ 8,400.00          $ 700.00
          Two                 $10,800.00          $ 900.00
          Three               $12,000.00          $1,00.00

               4.2. ADDITIONAL RENT. Additional rent ("ADDITIONAL RENT") shall include any and all charges or other amounts which the Tenant is obligated to pay to the Landlord under this Lease, other than the Base Rent.

               4.3. OPERATING COSTS.

                    4.3.1. COMPUTATION. Within one hundred twenty (120) days after the end of each calendar year during the Term, the Landlord shall compute the total of the Operating Costs incurred for the Property during such calendar year, and the Landlord shall allocate them to each separate rentable space within the Property in proportion to the respective operating costs percentages assigned to such spaces; provided that anything in this subsection 4.3 to the contrary notwithstanding, whenever the Tenant and/or any other tenant of space within the Property has agreed in its lease or otherwise to provide any item of such services partially or entirely at its own expense, or wherever in the Landlord's sole judgment any such significant item of expense is not incurred with respect to or for the benefit of all of the net rentable space

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

within the Building (including but not limited to any such expense which, by its nature, is incurred only with respect to those spaces which are occupied), in allocating the Operating Costs pursuant to this subsection, the Landlord shall make an appropriate adjustment, using generally accepted accounting principles, as aforesaid, so as to avoid allocating to the Tenant or to such other tenant (as the case may be) those Operating Costs covering such services already being provided by the Tenant or by such other tenant at its own expense, or to avoid allocating to all of the net rentable space within the Building those Operating Costs incurred only with respect to a portion thereof, as aforesaid. The Tenant shall have the right, during normal business hours at the Landlord's offices, to review the books and records of the Landlord with respect to the calculation of Operating Costs for the prior Lease Year, at the Tenant's sole expense, provided (i) the Tenant provides at least fifteen (15) days' advance written notice to the Landlord of its desire to inspect such books and records, and (ii) such request is made within sixty
(60) days after the Operating Costs Statement is delivered by the Landlord to the Tenant. If the Tenant does not notify the Landlord within such 60-day period, then all sums included as Operating Costs shall be deemed acceptable to the Tenant and thereafter the Tenant shall have no right to dispute in any manner any sums included within Operating Costs for such prior Lease Year. LANDLORD SHALL EXCLUDE THE FOLLOWING ITEMS FROM THE CALCULATION OF OPERATING
COSTS: JANITORIAL SERVICES AND BUILDING SECURITY.

                    4.3.2. PAYMENT AS ADDITIONAL RENT. Within fifteen (15) days after demand therefor by the Landlord (with respect to each calendar year during the Term), accompanied by a statement setting forth the Operating Costs for such calendar year (the "OPERATING COSTS STATEMENT"), the Tenant shall pay to the Landlord, as Additional Rent, the amount equaling Tenant's Proportionate Share of the Operating Costs for such calendar year. IN ADDITION TO THE BASE RENT, TENANT SHALL PAY ON A MONTHLY BASIS, AN ESTIMATED PAYMENT TOWARDS ITS OBLIGATION FOR OPERATING COSTS. THE MONTHLY PAYMENTS SHALL BE THREE HUNDRED AND 00/00 DOLLARS ($300.00) PER MONTH.

                    4.3.3. PRORATION. If only part of any calendar year falls within the Term, the amount computed as Additional Rent for such calendar year under this subsection shall be prorated in proportion to the portion of such calendar year falling within the Term (but the expiration of the Term before the end of a calendar year shall not impair the Tenant's obligation hereunder to pay such prorated portion of such Additional Rent for that portion of such calendar year falling within the Term, which amount shall be paid on demand, as aforesaid).

                    4.3.4. LANDLORD'S RIGHT TO ESTIMATE. Anything in this subsection to the contrary notwithstanding, the Landlord, at its reasonable discretion, may (a) make from time to time during the Term a reasonable estimate of the Additional Rent which may become due under this subsection for any calendar year, (b) require the Tenant to pay to the Landlord for each calendar month during such year one twelfth (1/12) of such Additional Rent, at the time and in the manner that the Tenant is required hereunder to pay the monthly installment of the Base Rent for such month, and (c) increase or decrease from time to time during such calendar year the amount initially so estimated for such calendar year, all by giving the Tenant written notice thereof, accompanied by a schedule setting forth in reasonable detail the expenses comprising the Operating Costs, as so estimated. In such event, the Landlord shall cause the actual amount of such Additional Rent to be computed and certified to the Tenant within one hundred twenty (120) days after the end of such calendar year. Any overpayment or deficiency in the Tenant's payment of Tenant's Proportionate Share of Operating Costs shall be adjusted between the Landlord and the Tenant; the Tenant shall pay the Landlord or the Landlord shall credit to the Tenant's account (or, if such adjustment is at the end of the Term, the Landlord shall pay to the Tenant), as the case may be, within fifteen (15) days after such notice to the Tenant, such amount necessary to effect such adjustment. The Landlord's failure to provide such notice within the time prescribed above shall not relieve the Tenant of any of its obligations hereunder.

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

               4.4. WHEN DUE AND PAYABLE.

                    4.4.1. BASE RENT. The Base Rent for any Lease Year shall be due and payable in twelve (12) consecutive, equal monthly installments, in advance, on the first (1st) day of each calendar month during such Lease Year. In addition, the Base Rent for the first full calendar month shall be due and payable upon execution of the Lease. Rent for any partial calendar month shall be due and payable five (5) days after the Rent Commencement Date.

                    4.4.2. ADDITIONAL RENT. Any Additional Rent accruing to the Landlord under this Lease, except as is otherwise set forth herein, shall be due and payable when the installment of Base Rent next falling due after such Additional Rent accrues and becomes due and payable, unless the Landlord makes written demand upon the Tenant for payment thereof at any earlier time, in which event such Additional Rent shall be due and payable at such time.

                    4.4.3. NO SET-OFF; LATE PAYMENT. Each such payment shall be made promptly when due, without any deduction or setoff whatsoever, and without demand, failing which the Tenant shall pay to the Landlord as Additional Rent, after the fifth (5th) day after such payment remains due but unpaid, a late charge equal to five percent (5%) of such payment which remains due but unpaid. In addition, any payment that is not paid by the tenth (10th) day after such payment is due shall bear interest at the rate of twelve percent (12%) per annum. Any payment made by the Tenant to the Landlord on account of Rent may be credited by the Landlord to the payment of any Rent then past due before being credited to Rent currently falling due. Any such payment which is less than the amount of Rent then due shall constitute a payment made on account thereof, the parties hereto hereby agreeing that the Landlord's acceptance of such payment (whether or not with or accompanied by an endorsement or statement that such lesser amount or the Landlord's acceptance thereof constitutes payment in full of the amount of Rent then due) shall not alter or impair the Landlord's rights hereunder to be paid all of such amount then due, or in any other respect.

               4.5. WHERE PAYABLE. The Tenant shall pay the Rent, in lawful currency of the United States of America, to the Landlord by delivering or mailing it to the Landlord's address which is set forth in section 20, or to such other address or in such other manner as the Landlord from time to time specifies by written notice to the Tenant.

               4.6 TAX ON LEASE. If federal, state or local law now or hereafter imposes any tax, assessment, levy or other charge directly or indirectly upon (a) the Landlord with respect to this Lease or the value thereof, (b) the Tenant's use or occupancy of the Premises, (c) the Base Rent, Additional Rent or any other sum payable under this Lease, or (d) this transaction, then the Tenant shall pay the amount thereof as Additional Rent to the Landlord upon demand, unless the Tenant is prohibited by law from doing so, in which event the Landlord at its election may terminate this Lease by giving written notice thereof to the Tenant.

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

          5.   TAXES.

               5.1. PROPORTIONATE SHARE. The Tenant shall pay to the Landlord, as Additional Rent, Tenant's Proportionate Share of all Taxes levied upon or assessed against the Property. Taxes shall be adjusted on a proportionate basis for any period which shall be less than a Tax Year.

               5.2. PAYMENT. Tenant's Proportionate Share of Taxes shall be paid by the Tenant, at the Landlord's election (i) in advance, in equal monthly installments in such amounts as are estimated and billed for each Tax Year by the Landlord at the commencement of the Term and at the beginning of each successive Tax Year during the Term, each such installment being due on the first day of each calendar month or (ii) in a lump sum, following the Landlord's receipt of the tax bill for the Tax Year in question, and calculation of Tenant's Proportionate Share with respect thereto. If the Landlord has elected that the Tenant pay Tenant's Proportionate Share of Taxes in installments, in advance, then, at any time during a Tax Year, the Landlord may re-estimate Tenant's Proportionate Share of Taxes and thereafter adjust the Tenant's monthly installments payable during the Tax Year to reflect more accurately Tenant's Proportionate Share of Taxes. Within one hundred twenty (120) days after the Landlord's receipt of tax bills for each Tax Year, the Landlord will notify the Tenant of the amount of Taxes for the Tax Year in question and the amount of Tenant's Proportionate Share thereof. Any overpayment or deficiency in the Tenant's payment of Tenant's Proportionate Share of Taxes for each Tax Year shall be adjusted between the Landlord and the Tenant; the Tenant shall pay the Landlord or the Landlord shall credit to the Tenant's account (or, if such adjustment is at the end of the Term, the Landlord shall pay the Tenant), as the case may be, within fifteen (15) days after such notice to the Tenant, such amount necessary to effect such adjustment. The Landlord's failure to provide such notice within the time prescribed above shall not relieve the Tenant of any of its obligations hereunder.

               5.3. TAXES ON RENT. In addition to Tenant's Share of Increased Taxes, the Tenant shall pay to the appropriate agency any sales, excise and other tax (not including, however, the Landlord's income taxes) levied, imposed or assessed by the State of Maryland or any political subdivision thereof or other taxing authority upon any Rent payable hereunder. The Tenant shall also pay, prior to the time the same shall become delinquent or payable with penalty, all taxes imposed on its inventory, furniture, trade fixtures, apparatus, equipment, leasehold improvements installed by the Tenant or by the Landlord on behalf of the Tenant and any other property of the Tenant.

          6.   USE OF PREMISES AND COMMON AREAS.

               6.1  NATURE OF USE.  The Tenant shall use the Premises only for

                    GENERAL OFFICES AND PHOTO COPY SHOP. Blueprinting or the use of the diazo printing process will not be allowed on the Premises.

               6.2 COMPLIANCE WITH LAW AND COVENANTS. The Tenant, throughout the Term and


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

at its sole expense, in its use and possession of the Premises, shall:

                (a) comply promptly and fully with (i) all laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal governments and all departments, commissions, boards and officers thereof, including but not limited to The Americans with Disabilities Act, 42 U.S.C. Section 12101 et. seq., and the ADA Disability Guidelines promulgated with respect thereto, and (ii) all requirements (Y) of the National Board of Fire Underwriters (or any other body now or hereafter constituted exercising similar functions) which are applicable to any or all of the Premises, or (Z) imposed by any policy of insurance covering any or all of the Premises and required by section 5 to be maintained by the Tenant, and (iii) all covenants and restrictions which may encumber the title to any or all of the Premises, all if and to the extent that any of such requirements relate to any or all of the Premises or to any equipment, pipes, utilities or other parts of the Property which exclusively serve the Premises, whether any of the foregoing are foreseen or unforeseen, or are ordinary or extraordinary;

                (b) (without limiting the generality of the foregoing provisions of this subsection) keep in force throughout the Term all licenses, consents and permits necessary for the lawful use of the Premises for the purposes herein provided;

                (c) pay when due all personal property taxes, income taxes, license fees and other taxes assessed, levied or imposed upon the Tenant or any other person in connection with the operation of its business upon the Premises or its use thereof in any other manner;

                (d) not obstruct, annoy or interfere with the rights of other tenants, and

                (e) not allow the transmission of any loud or objectionable sounds or noises or vibration from Tenants copy machines from the Premises; and

                (f) be responsible for the security of the Premises.

With respect to The Americans with Disabilities Act and the ADA Disability Guidelines thereto, the Tenant shall be responsible for the entire Premises, including all entry doors and signage (subject, however, to the provisions of subsection 10.2), and the Landlord shall be responsible for the Building and the Common Areas.

          6.3   MECHANICS' LIENS.

                6.3.1. Without limiting the generality of the foregoing provisions of this section, the Tenant shall not create or permit to be created, and if created shall discharge or have released, any mechanics' or materialmens' lien arising while this Lease is in effect and affecting any or all of the Premises, the Building and/or the Property, and the Tenant shall not permit any other matter or thing whereby the Landlord's estate, right and interest in any or all of the Premises, the Building and/or the Property might be impaired. The Tenant shall defend, indemnify and hold harmless the Landlord against and from any and all liability, claim of liability or expense (including but not limited to that of reasonable attorneys' fees) incurred by the Landlord on account of any such lien or claim.

                6.3.2. If the Tenant fails to discharge any such lien within fifteen (15) days after it first becomes effective against any of the Premises, the Building and/or the Property, then, in addition to any other right or remedy held by the Landlord on account thereof, the Landlord may (a) discharge it by paying the amount claimed to be due or by deposit or bonding proceedings, and/or (b) in any such event compel the prosecution of any action for the foreclosure of any such lien by the lienor and pay the amount of any judgment in favor of the lienor with interest, costs and allowances. The Tenant shall reimburse the

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

Landlord for any amount paid by the Landlord to discharge any such lien and all expenses incurred by the Landlord in connection therewith, together with interest thereon at the rate of twenty percent (20%) per annum from the respective dates of the Landlord's making such payments or incurring such expenses (all of which shall constitute Additional Rent).

                6.3.3. Nothing in this Lease shall be deemed in any way (a) to constitute the Landlord's consent or request, express or implied, that any contractor, subcontractor, laborer or materialmen provide any labor or materials for any alteration, addition, improvement or repair to any or all of the Premises, the Building and/or the Property, or (b) to give the Tenant any right, power or authority to contact for or permit to be furnished any service or materials, if doing so would give rise to the filing of any mechanics' or materialmens' lien against any or all of the Premises, the Building and/or the Property, or the Landlord's estate or interest therein, or (c) to evidence the Landlord's consent that the Premises, the Building and/or the Property be subjected to any such lien.

          6.4. SIGNS. The Tenant shall have no right to erect signs upon the Premises or the remainder of the Building or the Property unless the Landlord has given its express, written consent thereto, which consent shall not be unreasonably withheld. Tenant shall be permitted to place it's business name on the canopy in front of the Premises and/or the glass portion of the entry door to the Premises, LANDLORD SHALL CONTRIBUTE A NOT TO EXCEED AMOUNT OF THREE ($300.00) DOLLARS TOWARDS THE REPLACEMENT OF THE FABRIC PORTION OF THE CANOPY AT THE FRONT DOOR OF THE PREMISES AND THE PRINTING OF THE TENANT'S NAME ON THE CANOPY. Tenant's sign is subject to Landlord's approval.

          6.5.  LICENSE.

                6.5.1. GRANT OF LICENSE. The Landlord hereby grants to the Tenant a non-exclusive license to use (and to permit it's officers, directors, agents, employees and invitees to use), in the course of conducting business at the Premises, those areas and facilities of the Property which may be designated by the Landlord from time to time as common areas (portions of which may from time to time be relocated and/or reconfigured by the Landlord in its sole discretion so long as reasonable access to and from the Premises is maintained) (the "COMMON AREAS"), which Common Areas include footways, sidewalks, Parking Areas, lobbies, elevators, stairwells, corridors, restrooms and certain exterior areas on the Property, subject, however, to the Rules and Regulations. "PARKING AREAS" shall mean those portions of the Common Areas which from time to time are designated by the Landlord for the parking of the automobiles and other automotive vehicles while engaged in business upon the Premises (other than while being used to make deliveries to and from the Premises). The Landlord hereby reserves the right to determine the hours during which tenants may use lobbies, elevators, stairwells, corridors and the like.

                6.5.2. NON-EXCLUSIVE LICENSE. Such license shall be exercised in common with exercise thereof by the Landlord, the other tenants or occupants of the Property, and their respective officers, directors, agents, employees and invitees.

                6.5.3. PARKING AREAS; CHANGES. The Landlord reserves the right to change the entrances, exits, traffic lanes, boundaries and locations of the Parking Areas, IF APPLICABLE. All Parking Areas and facilities which may be furnished by the Landlord in or near the Property, including any employee parking areas, truckways, loading docks, pedestrian sidewalks and ramps, landscaped areas and other areas and improvements which may be provided by the Landlord for the Tenant's exclusive use or for general use, in common with other tenants, their officers agents, employees and visitors, shall at all times be subject to the Landlord's exclusive control and management, and the Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect thereto. The Landlord shall have the right to (a) police the Common Areas,
(b) establish and from time to time to change the level of parking

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surfaces, (c) close all or any portion of the Common Areas to such extent as, in the opinion of the Landlord's counsel, may be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or to the public therein, (d) close temporarily all or any portion of the Parking Areas, (e) discourage non-tenant parking, and (f) do and perform such other acts in and to the Common Areas as, in the use of good business judgment, the Landlord determines to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and visitors. The Tenant shall cause its officers, agents and employees to park their automobiles only in such areas as the Landlord from time to time may designate by written notice to the Tenant as employee parking areas, and the Tenant shall not use or permit the use of any of the Common Areas in any manner which will obstruct the driveways or throughways serving the Parking Areas or any other portion of the Common Areas allocated for the use of others. The Tenant shall not keep parked vehicles on the Parking Areas overnight.

                6.5.4. ALTERATIONS. The Landlord reserves the right at any time and from time to time (i) to change or alter the location, layout, nature, or arrangement of the Common Areas or any portion thereof, including but not limited to the arrangement and/or location of entrances, passageways, doors, corridors, stairs, lavatories, elevators, parking areas, and other public areas of the Building, and (ii) to construct additional improvements on the Property and make alterations thereof or additions thereto and build additional stories on or in any such buildings adjoining the same; provided, however, that no such change or alteration shall deprive the Tenant of access to the Premises.

                6.5.5.  USE OF COMMON AREAS.

                (a) The Landlord shall at all times have full and exclusive control, management and direction of the Common Areas. Without limiting the generality of the foregoing, the Landlord shall have the right to maintain and operate lighting facilities on all of the Common Areas and to police the Common Areas.

                (b) The Tenant shall keep the sidewalks and service areas adjacent to the Premises swept and free from trash, rubbish, garbage and other refuse.

                (c) The Tenant shall maintain in a neat and clean condition that area designated by the Landlord as the refuse collection area, and shall not place or maintain anywhere within the Property, other than within the area which may be designated by the Landlord from time to time as such refuse collection area, any trash, garbage or other items, except as may otherwise be expressly permitted by this Lease; provided, however, that in the event there is no room in the refuse collection area for the Tenant's trash, the Landlord shall notify the Tenant thereof and the Tenant shall be required to make its own arrangements for the removal of its trash from the Premises.

                (d) In its use of the Common Areas, the Tenant shall not take, or permit its agents, employees, invitees, visitors and guests to take, any of the following actions:

                        (i) the parking or storage of automobiles, or other automotive vehicles anywhere within the Property if such vehicles lack current, valid license plates, or other than in the Parking Areas (and the individual parking spaces from time to time designated therein), or anywhere within the Property if the body, windows or other exterior portions of such vehicles are in an obvious state of damage or disrepair;

                        (ii) the performance of any body work, maintenance or other repairs to vehicles, or the painting of any vehicle, anywhere within the Premises or the rest of the Property; or

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                        (iii) the parking or storage of any trucks or vans
weighing over three-quarters (3/4) of one ton, except for purposes of temporary loading and unloading.

                6.6. LIABILITY OF LANDLORD. The Landlord and its agents and employees shall not be liable to the Tenant or any other person whatsoever
(a) for any injury to person or damage to property caused by any defect in or failure of equipment, pipes, wiring or broken glass, or the backing up of any drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Premises, or (b) for any loss or damage that may be occasioned by or through the acts or omissions of any other tenant of the Property or of any other person whatsoever, other than the gross negligence of the Landlord's duly authorized employees or agents.

                6.7. FLOOR LOAD. The Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry. The Landlord reserves the right to prescribe the weight and position of all sales and other heavy equipment, and to prescribe the reinforcing necessary, if any, which in the opinion of the Landlord may be required under the circumstances, such reinforcing to be at the Tenant's sole expense. Business machines and mechanical equipment shall be placed and maintained by the Tenant in settings sufficient in the Landlord's judgment to absorb and prevent vibration and noise, and the Tenant shall, at its sole expense, take such steps as the Landlord may direct to remedy any such condition.

                6.8. HAZARDOUS MATERIALS. The Tenant warrants and agrees that the Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by the Tenant, its agents, employees, contractors or invitees. If the Tenant breaches the obligations stated in the preceding sentence, then the Tenant shall indemnify, defend and hold the Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, the Building and the Property generally, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building or the Property generally, damages from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification of the Landlord by the Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any governmental authority because of Hazardous Material present in the soil or ground water or under the Premises or the Property generally. As used herein (i) "ENVIRONMENTAL LAWS" means the Clean Air Act, the Resource Conservation Recovery Act of 1976, the Hazardous Material Transportation Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Consumer Product Safety Act, the Clean Water Act, the Federal Water Pollution Control Act, the National Environmental Policy Act, Md. Nat. Res. Code Ann., Title 8, and Md. Env. Code Ann., Title 7, as each of the foregoing shall be amended from time to time, and any similar or successor laws, federal, state or local, or any rules or regulations promulgated thereunder, and (ii) "HAZARDOUS MATERIALS" means and includes asbestos; "oil, petroleum products and their by-products" "hazardous substances;" "hazardous wastes" or "toxic substances," as those terms are used in Environmental Laws; or any substances or materials listed as hazardous or toxic in the United State Department of Transportation, or by the Environmental Protection Agency or any successor agency under any Environmental Laws.

          7.    INSURANCE AND INDEMNIFICATION.

                7.1.    INSURANCE. At all times from and after the earlier of
(i) the entry by the Tenant into the Premises, or (ii) the Rent Commencement Date, the Tenant shall take out and keep in full force and effect, at its expense:


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                (a)   commercial general liability insurance, including
Blanket Contractual Liability, Broad Form Property Damage, Completed Operations/Products Liability, Personal Injury Liability, Premises Medical Payments, Interest of Employees as additional insureds, Incidental Medical Malpractice and Broad Form General Liability Endorsement, with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate;

                (b) special form property insurance (including but not limited to burglary and theft insurance and plate glass insurance) written at full replacement cost value with endorsement covering all of Tenant's property, including, without limitation, inventory, trade fixtures, floor coverings, furniture, electronic data processing, equipment and any other property removable by Tenant under the provisions of this Lease, except for improvements which are part of the Landlord's Work;

                (c) worker's compensation or similar insurance in form and amounts required by law; and

                (d) such other insurance in such types and amounts as Landlord may reasonably require.

          7.2. TENANT'S CONTRACTOR'S INSURANCE. The Tenant shall require any contractor of the Tenant performing work in, on or about the Premises to take out and keep in full force and effect, at no expense to the Landlord:

                (a) commercial general liability insurance, including Contractor's Liability coverage, Blanket Contractual Liability coverage, Broad Form Property Damage Endorsement, Contractor's Protective Liability, Completed Operations/Products Liability (Completed Operations/Products Liability coverage to be provided for at least two (2) years after final completion of work). Personal Injury, Premises Medical Payments, Interest of Employees as additional insureds, Incidental Medical Malpractice and Broad Form General Liability Endorsement, in an amount not less than One Million Dollars ($1,000,000) combined single limit per occurrence and Two Million Dollars ($2,000,000) in the aggregate;

                (b) comprehensive automobile liability insurance, with a combined single limit of not less than One Million Dollars ($1,000,000) covering all owned, non-owned or hired automobiles to be used by the contractor;

                (c) worker's compensation or similar insurance in form and amounts required by law; and

                (d) employers liability coverage, including All States Endorsement, in an amount not less than One Million Dollars ($1,000,000).

          7.3.  POLICY REQUIREMENTS.

                7.3.1. The company or companies writing any insurance which the Tenant is required to take out and maintain or cause to be taken out or maintained pursuant to subsections 7.1 and/or 7.2, as well as the form of such insurance, shall at all times be subject to the Landlord's approval, and any such company or companies shall be licensed to do business in the State of Maryland and have a rating of at least A or better and a financial size rating of XII or larger from BEST'S KEY RATING GUIDE AND SUPPLEMENTAL SERVICE (or comparable rating from a comparable insurance rating service). Public liability and all-risk casualty insurance policies evidencing such insurance shall name the Landlord, Valley Management Group, Inc. and

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

their designees (including, without limitation, any Mortgagee) as additional insureds, shall be primary and noncontributory, and shall also contain a provision by which the insurer agrees that such policy shall not be cancelled, materially changed, terminated or not renewed except after thirty
(30) days' advance written notice to the Landlord and/or such designees. All such policies, or certificates thereof, shall be deposited with the Landlord promptly upon commencement of the Tenant's obligation to procure the same. None of the insurance which the Tenant is required to carry and maintain or cause to be carried or maintained pursuant to subsections 7.1 and/or 7.2 shall contain deductible provisions in excess of Two Thousand Five Hundred Dollars ($2,500), unless approved in writing in advance by the Landlord. If the Tenant fails to perform any of its obligations pursuant to this section 7, the Landlord may perform the same and the cost thereof shall be payable by the Tenant as Additional Rent upon the Landlord's demand therefor.

                     7.3.2. The Landlord and the Tenant agree that on January 1 of the second (2nd) full calendar year during the Term and on January 1 of every second (2nd) calendar year thereafter, the Landlord will have the right to request commercially reasonable changes in the character and/or amounts of insurance required to be carried by the Tenant pursuant to the provisions of this section 7, and the Tenant shall comply with any requested change in character and/or amount within thirty (30) days after the Landlord's request therefor.

               7.4   INDEMNITIES BY TENANT AND LANDLORD.

                     7.4.1. Notwithstanding any policy or policies of insurance required of the Tenant, the Tenant, for itself and its successors and assigns, to the extent permitted by law, shall defend, indemnify and hold harmless the Landlord, the Landlord's agents, Valley Management Group, Inc. and any Mortgagee against and from any and all liability or claims of liability by any person asserted against or incurred by the Landlord and/or such agent or Mortgagee in connection with (i) the use, occupancy, conduct, operation or management of the Premises by the Tenant or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers, materialmen or invitees during the Term; (ii) any work or thing whatsoever done or not done on the Premises during the Term; (iii) any breach or default in performing any of the obligations under the provisions of this Lease and/or applicable law by the Tenant or any of its agents, contractors, servants, employees, licensees, suppliers, materialmen or invitees during the Term; (iv) any negligent, intentionally tortuous or other act or omission by the Tenant or any of its agents, contractors, servants, employees, licensees, concessionaires, suppliers, materialmen or invitees during the Term; or (v) any injury to or death of any person or any damage to any property occurring upon the Premises (whether or not such event results from a condition existing before the execution of this Lease or resulting in the termination of this Lease), and from and against all costs, expenses and liabilities incurred in connection with any claim, action, demand, suit at law, in equity or before any administrative tribunal, arising in whole or in part by reason of any of the foregoing (including, by way of example rather than of limitation, the fees of attorneys, investigators and experts), all regardless of whether such claim, action or proceeding is asserted before or after the expiration of the Term or any earlier termination of this Lease.

                     7.4.2. If any such claim, action or proceeding is brought against the Landlord and/or any agent or Mortgagee, the Tenant, if requested by the Landlord or such agent or Mortgagee, and at the Tenant's expense, promptly shall resist or defend such claim, action or proceeding or cause it to be resisted or defended by an insurer. The Landlord, at its option, shall be entitled to participate in the selection of counsel, settlement and all other matters pertaining to such claim, action or proceeding, all of which shall be subject, in any case, to the prior written approval of the Landlord.

                     7.4.3. Subject to the provisions of subsection 7.8, the Landlord hereby agrees for itself and its successors and assigns to indemnify and save the Tenant harmless from and against any liability or claims of liability arising solely out of the gross negligence or intentional acts and omissions of


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the Landlord, its agents or employees.

              7.5. LANDLORD NOT RESPONSIBLE FOR ACTS OF OTHERS. The Landlord shall not be responsible or liable to the Tenant, or to those claiming by, through or under the Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying or using space adjoining the Premises or any part of the premises adjacent to or connecting with the Premises or any other part of the Building or the Property, or for any loss or damage resulting to the Tenant (or those claiming by, through or under the Tenant) or its or their property, from (a) the breaking, bursting, stoppage or leaking of electrical cable and/or wires, or water, gas, sewer or steam pipes, (b) falling plaster, or (c) dampness, water, rain or snow in any part of the Building. To the maximum extent permitted by law, the Tenant agrees to use and occupy the Premises, and to use such other portions of the Property as the Tenant is herein given the right to use, at the Tenant's own risk.

              7.6. LANDLORD'S INSURANCE. During the Term, the Landlord may maintain, in commercially reasonable amounts, (a) Insurance on the Property against loss or damage by fire and all of the hazards included in the extended coverage endorsement, (b) comprehensive liability and property damage insurance with respect to the Common Areas, against claims for personal injury or death, or property damage suffered by others occurring in, on or about the Property, and (c) any other insurance, in such form and in such amounts as are deemed reasonable by the Landlord, including, without limitation, rent continuation and business interruption insurance, theft insurance and workers' compensation, and boiler and machinery insurance. The costs and expenses of any and all insurance carried by the Landlord pursuant to the provisions of this subsection 6.6 shall be deemed a part of Operating Costs.

              7.7. INCREASE IN INSURANCE PREMIUMS. The Tenant shall not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises, the Building or the Property which will contravene the Landlord's policies of hazard or liability insurance or which will prevent the Landlord from procuring such policies from companies acceptable to the Landlord. If anything done, omitted to be done, or suffered by the Tenant to be kept in, upon or about the Premises, the Building or the Property shall cause the rate of fire or other insurance on the Premises, the Building or the Property to be increased beyond the minimum rate from time to time applicable to the Premises or to any such other property for the use or uses made thereof, the Tenant shall pay to the Landlord, as Additional Rent, the amount of any such increase upon the Landlord's demand therefor.

              7.8.   WAIVER OF RIGHT OF RECOVERY.   To the extent that any
loss or damage to the Premises, the Building the Property, any building, structure or other tangible property, or resulting loss of income, are covered by insurance, neither party shall be liable to the other party or to any insurance company insuring the other party (by way of subrogation or otherwise), even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees; provided, however, that if, by reason of the foregoing waiver, either party shall be unable to obtain any such insurance, then such waiver shall be deemed not to have been made by such party. Notwithstanding the foregoing, in the event that such waiver of subrogation shall not be available to the Tenant except through the payment of additional premium therefor, the Tenant shall pay such additional premium.

         8.   UTILITIES.

              8.1. UTILITIES PROVIDED BY TENANT. The Tenant shall; (i) make application in the Tenant's own name for all utilities not provided by the Landlord, (ii) comply with all utility company regulations for such utilities, including requirements for the installation of meters, and (iii) obtain such utilities directly from, and pay for the same when due directly to the applicable utility company. The term "utilities" for purposes


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hereof shall include but not be limited to electricity, gas, water, sewer, steam, fire protection, telephone and other communication and alarm services, HVAC, and all taxes or other charges thereon. The Tenant shall install and connect all equipment and lines required to supply such utilities to the extent not already available at or serving the Premises, or at the Landlord's option shall repair, alter or replace any such existing items. The Tenant shall maintain, repair and replace all such items, operate the same, and keep the same in good working order and condition. The Tenant shall not install any equipment or fixtures, or use the same, so as to exceed the safe and lawful capacity of any utility equipment or lines serving the same. The installation, alteration, replacement and connection of any utility equipment and lines shall be subject to the requirements for alterations of the Premises set forth in subsection 10.3. The Tenant shall ensure that all HVAC equipment is installed and operated at all times in a manner to prevent roof leaks, damage, and noise due to vibrations or improper installation, maintenance or operation. The Tenant shall at all times keep the Premises sufficiently heated or air conditioned such that heated or chilled air is not drawn to or from the Premises.

              8.2 UTILITIES PROVIDED BY LANDLORD. The Landlord reserves the right from time to time to provide any or all utilities to the Premises. In such case, the Tenant shall pay such charges as the Landlord may establish from time to time, which the Landlord may determine on a per-square-foot basis applicable to the square footage of the Premises as a monthly charge, or which the Landlord may determine based on the quantity of utilities used or consumed at the Premises on a monthly or other regular basis. Such charges shall not exceed the rates, if any, that the Landlord is permitted to charge pursuant to applicable law. In addition, if the Landlord establishes charges based on consumption or use: (i) such charges shall not be in excess of the rate that the Tenant would be charged directly by the utility company serving the general area in which the Property is located, (ii) if the Premises are separately metered for such utilities, the Tenant shall pay for amounts of such utilities based on such meters, and (iii) if the Premises are not separately metered for such utilities, the Tenant shall pay for amounts of such utilities based on the reasonable estimates of the Landlord's engineer or consultant, or, at the Landlord's election, shall pay the Landlord's cost for installing separate meters, and shall thereafter pay based on such meters. Except to the extent prohibited by applicable law, the Landlord may also impose a reasonable administrative charge to cover meter-reading and other overhead expenses. All such charges shall be payable as Additional Rent ten (10) days after billed by the Landlord. The Landlord may discontinue providing any utilities then being provided by the Landlord upon fifteen (15) days' advance written notice to the Tenant (in which case the Tenant shall obtain such utilities directly from the applicable utility company). If the Landlord supplies ventilated air or chilled or heated air or water for air-conditioning or heating of the Premises, the Landlord may nevertheless require that the Tenant, at the Tenant's expense, maintain, repair and replace any portion of the systems and equipment therefor exclusively serving the Premises, including without limitation any air handling equipment, ductwork and lines. THE TENANT SHALL PAY FOR IT'S SHARE OF THE ELECTRICITY, WHICH SHALL BE AT TWO TIMES THE TENANT'S PROPORTIONATE SHARE, WHICH SHALL BE EIGHT AND SIX HUNDREDTHS PERCENT (8.06%).

              8.3 INTERRUPTIONS. The Landlord does not warrant that any utilities provided by any utility company or the Landlord will be free from shortages, failures, variations or interruptions caused by repairs, maintenance, replacements, improvements, alterations, changes of service, strikes, lockouts, labor controversies, accidents, inability to obtain services, fuel, steam, water or supplies, governmental requirements or requests, or other causes beyond the Landlord's reasonable control. None of the same shall be deemed an eviction or disturbance of the Tenant's use and possession of the Premises or any part thereof, or render the Landlord liable to the Tenant for abatement of Rent, or relieve the Tenant from performance of the Tenant's obligations under this Lease. The Landlord in no event shall be liable for damages by reason of such shortage, failure or variation, including without limitation loss of profits, business interruption or other incidental or consequential damages.


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          9.   REPAIRS AND MAINTENANCE.

               9.1 LANDLORD'S DUTY TO MAINTAIN STRUCTURE. The Landlord shall maintain or cause to be maintained in good operating condition the structure of the Building and shall be responsible for structural repairs to the exterior walls, load bearing elements, foundations, roofs, structural columns and structural floors with respect thereto, and the Landlord shall make all required repairs thereto, provided, however, that if the necessity for such repairs shall have arisen, in whole or in part, from the negligence or willful acts or omissions of the Tenant, its agents, concessionaires, officers, employees, licensees, invitees or contractors, or by any unusual use of the Premises by the Tenant, then the Landlord may collect the cost of such repairs, as Additional Rent, upon demand.

               9.2   TENANT'S DUTY TO MAINTAIN PREMISES.

                     9.2.1 Except as provided in subsection 9.1, the Tenant shall keep and maintain the Premises and all fixtures, equipment, light fixtures and bulbs, doors (including, but not limited to, entrance doors, patio doors and balcony doors), door hardware, carpeting, floor and wall tiles, window and door glass, security systems, ventilation fans, window and door treatments (including, but not limited to, blinds, shades, screens and curtains), plumbing fixtures and drains, ceiling tiles and grids, counters, shelving, light switches, base cove and moldings, locks, bathroom and kitchen equipment and appliances (including, but not limited to, tissue dispensers, handrails, mirrors, cabinets, disposals, dishwashers, sinks, faucets, drinking fountains and water purifiers) located therein in a good, safe, clean and sanitary condition consistent with the operation of a first-class office building, and in compliance with all legal requirements with respect thereto. Except as provided in subsection 9.1, all injury, breakage and damage to the Premises (and to any other part of the Building and/or the Property, if caused by any act or omission of the Tenant, its agents, concessionaires, officers, employees, licensees, invitees or contractors) shall be repaired or replaced by the Tenant at its expense. The Tenant shall keep and maintain all pipes and conduits and all mechanical, electrical and plumbing systems contained within the Premises in good, safe, clean and sanitary condition, shall make all required repairs thereto, shall maintain a contract with a licensed and qualified contractor to provide semiannual preventive maintenance for the HVAC system and shall provide evidence from time to time that such contract is in full force and effect, see Rider Number ONE. In the event the Landlord agrees, upon request by the Tenant, to repair or maintain any of the items listed in this subsection 9.2.1, the Tenant shall pay all costs and expenses in connection with the Landlord's repair or maintenance services, including, but not limited to, wages, materials and mileage reimbursement.

                     9.2.2. The Tenant shall keep the Premises in a neat, clean and orderly appearance to a standard of cleanliness and hygiene reasonably satisfactory to the Landlord. The Tenant also shall maintain the Premises free of all pests. The Tenant shall (a) surrender the Premises at the expiration of the Term or at such other time as the Tenant may vacate the Premises in as good condition as when received, except for (i) ordinary wear and tear, (ii) damage by casualty (other than such damage by casualty which is caused, in whole or in part, by the negligence or willful act or omissions of the Tenant, its agents, officers, employees, licensees, invitees or contractors and which is not wholly covered by the Landlord's hazard insurance policy), or (iii) acts of God, and (b) take care not to overload the electrical wiring serving the Premises or located within the Premises.

          10.  IMPROVEMENTS

               10.1. BY LANDLORD. The Landlord shall not make improvements to the Premises. The Premises hereby leased are leased to Tenant in it's current "AS IS/WITH ALL FAULTS" condition, except as may be specifically stated in EXHIBIT C (THE "LANDLORDS WORK").


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

               10.2. LANDLORD APPROVAL. The Tenant shall not make any alteration, improvement or addition (collectively "ALTERATIONS") to the Premises without first (a) presenting to the Landlord plans, drawn and sealed by a licensed architect or space planner of a reasonable scale and amount of detail to clarify the work to be done, and specifications, therefor and obtaining the Landlord's written consent thereto (which shall not, in the case of (i) non-structural interior Alterations, or (ii) Alterations which would not affect any electrical, mechanical, plumbing or other Building systems, be unreasonably withheld so long as such Alterations will not violate applicable law or the provisions of this Lease, or impair the value of the Premises, the Building or the rest of the Property or be visible from the exterior of the Building) and (b) obtaining any and all governmental permits or approvals for such Alterations, which are required by applicable law; provided, that (i) any and all contractors or workmen performing such Alterations must first be approved by the Landlord, (ii) all work is performed in a good and workmanlike manner in compliance with all applicable codes, rules, regulations and ordinances, and (iii) all persons, contractors, tradesman or workman performing such improvements or alteration work shall be a licensed tradesman for the type of work they are doing on the property, evidence of which shall be submitted to the Landlord prior to the commencement of the work and (iv) the Tenant shall restore the Premises to its condition immediately before such Alterations were made, free of Tenants fixtures and furniture by not later than the date on which the Tenant vacates the Premises or the Termination Date, whichever is earlier, with the exception of all Landlord approved partitions. The Tenant, at its own expense, shall repair promptly any damage to the Building caused by bringing therein any property for its use, or by the installation or removal of such property, regardless of fault or by whom such damage is caused. As a further condition for approving any such Alterations, the Landlord shall have the right to require the Tenant and/or its contractor(s) to execute a copy of the Landlord's "Contractor Policies and Procedures."

               10.3 ACCEPTANCE OF POSSESSION. The Tenant shall for all purposes of this Lease be deemed to have accepted the Premises and the Building and to have acknowledged them to be in the condition called for hereunder.

               10.4 FIXTURES. Any and all improvements, repairs, alterations and all other property attached to, used in connection with or otherwise installed within the Premises by the Landlord or the Tenant shall become the Landlord's property, without payment therefor by the Landlord, immediately on the completion of their installation; provided that any machinery, equipment or fixtures installed by the Tenant and used in the conduct of the Tenant's trade or business (rather than to service the Premises, the Building or the Property generally) and not part of the Building Service Equipment shall remain the Tenant's property; but further provided that if any leasehold improvements made by the Tenant replaced any part of the Premises, such leasehold improvements that replaced any part of the Premises shall be and remain the Landlord's property.

         11. LANDLORD'S RIGHT OF ENTRY. The Landlord and its authorized representatives shall be entitled to enter the Premises at any reasonable time during the Tenant's usual business hours, after giving the Tenant at least twenty-four (24) hours' oral or written notice thereof, (a) to inspect the Premises, (b) to exhibit the Premises (i) to any existing or prospective purchaser or Mortgagee thereof, or (ii) to any prospective tenant thereof, provided that in doing so the Landlord and each such invitee observes all reasonable safety standards and procedures which the Tenant may require, and
(c) to make any repair thereto and/or to take any other action therein which the Landlord is permitted to take by this Lease or applicable law (provided, that in any situation in which, due to an emergency or otherwise, the Landlord reasonably believes the physical condition of the Premises, the Building or any part of the Property would be unreasonably jeopardized unless the Landlord were to take such action immediately, the Landlord shall not be required to give such notice to the Tenant and may enter the same at any time). Nothing in this section shall be deemed to impose any duty on the Landlord to make any such repair or take any such action, and the Landlord's performance thereof shall not constitute a waiver of the Landlord's right hereunder to have the Tenant perform such work. The Landlord shall not in any event be liable to the Tenant for any inconvenience,

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

annoyance, disturbance, loss of business or other damage sustained by the Tenant by reason of the making of such repairs, the taking of such action or the bringing of materials, supplies and equipment upon the Premises during the course thereof, and the Tenant's obligations under this Lease shall not be affected thereby.

          12.  DAMAGE OR DESTRUCTION.

               12.1. OPTION TO TERMINATE. If during the Term either the Premises or any portion of the Building or the Property are substantially (meaning more than 33% of the floor area of either) damaged or destroyed by fire or other casualty, the Landlord shall have the option (which it may exercise by giving written notice thereof to the Tenant within sixty (60) days after the date on which such damage or destruction occurs) to terminate this Lease as of the date specified in such notice (which date shall not be earlier than the thirtieth
(30th) day after such notice is given). On such termination, the Tenant shall pay to the Landlord all Base Rent, Additional Rent and other sums and charges payable by the Tenant hereunder and accrued through such date (as justly apportioned to the date of such termination). If the Landlord does not terminate this Lease pursuant to this section, the Landlord shall restore the Premises as soon thereafter as is reasonably possible to their condition on the date of completion of the Landlord's Work, taking into account any delay experienced by the Landlord in recovering the proceeds of any insurance policy payable on account of such damage or destruction and in obtaining any necessary permits. Until the Premises are so repaired, the Base Rent (and each installment thereof) and the Additional Rent shall abate in proportion to the floor area of so much, if any, of the Premises as is rendered substantially unusable by the Tenant by such damage or destruction.

               12.2. NO TERMINATION OF LEASE. Except as is otherwise expressly permitted by subsection 12.1. no total or partial (meaning less than 33% of the floor area) damage to or destruction of any or all of the Premises shall entitle either party hereto to surrender or terminate this Lease, or shall relieve the Tenant from its liability hereunder to pay in full the Base Rent, any Additional Rent and all other sums and charges which are otherwise payable by the Tenant hereunder, or from any of its other obligations hereunder, and the Tenant hereby waives any right now or hereafter conferred upon it by statute or otherwise, on account of any such damage or destruction, to surrender this Lease, to quit or surrender any or all of the Premises, or to have any suspension, diminution, abatement or reduction of the Base Rent or any Additional Rent or other sum payable by the Tenant hereunder.

          13.  CONDEMNATION.

               13.1. TERMINATION OF LEASE. If any or all of the Premises and/or of that portion of the Property underlying the Premises is taken by the exercise of any power of eminent domain or is conveyed to or at the direction of any governmental entity under a threat of any such taking (each of which is herein referred to as a "CONDEMNATION"), this Lease shall terminate on the date on which the title to so much of the Premises as is the subject of such Condemnation vests in the condemning authority, unless the parties hereto otherwise agree in writing. If all or any substantial portion of the Building or the Property other than that portion thereof underlying the Premises is taken or conveyed in a Condemnation, the Landlord shall be entitled, by giving written notice thereof to the Tenant, to terminate this Lease on the date on which the title to so much thereof as is the subject of such Condemnation vests in the condemning authority. If this Lease is not terminated pursuant to this subsection, the Landlord shall restore any of the Premises damaged by such Condemnation substantially to its condition immediately before such Condemnation, as soon after the Landlord's receipt of the proceeds of such Condemnation as is reasonably possible under the circumstances.

               13.2. CONDEMNATION PROCEEDS. Regardless of whether this Lease is terminated under this section, the Tenant shall have no right in any such Condemnation to make any claim on account


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thereof against the condemning authority, except that the Tenant may make a separate claim for the Tenant's moving expenses and the value of the Tenant's trade fixtures, provided that such claim does not reduce the sums otherwise payable by the condemning authority to the Landlord. Except as aforesaid, the Tenant hereby (a) waives all claims which it may have against the Landlord or such condemning authority by virtue of such Condemnation, and (b) assigns to the Landlord all such claims (including but not limited to all claims for leasehold damages or diminution in value of the Tenant's leasehold interest hereunder).

               13.3. EFFECT ON RENT. If this Lease is terminated under this section, any Base Rent, any Additional Rent and all other sums and charges required to paid by the Tenant hereunder shall be apportioned and paid to the date of such termination. If this Lease is not so terminated in the event of a Condemnation, the Base Rent (and each installment thereof) and the Additional Rent shall be abated from the date on which the title to so much, if any, of the Premises as is the subject of such Condemnation vests in the condemning authority, through the Termination Date, in proportion to the floor area of such portion of the Premises as is the subject of such Condemnation.

               13.4. NO TERMINATION OF LEASE. Except as otherwise expressly provided in this section, no total or partial Condemnation shall entitle either party hereto to surrender or terminate this Lease, or shall relieve the Tenant from its liability hereunder to pay in full the Base Rent, any Additional Rent and all other sums and charges which are otherwise payable by the Tenant hereunder, or from any of its other obligations hereunder, and the Tenant hereby waives any right now or hereafter conferred upon it by statute or otherwise, on account of any such Condemnation, to surrender this Lease, to quit or surrender any or all of the Premises, or to receive any suspension, diminution, abatement or reduction of the Base Rent or any Additional Rent or other sum payable by the Tenant hereunder.

          14.  ASSIGNMENT AND SUBLETTING.

               14.1. LANDLORD'S CONSENT REQUIRED. The Tenant shall not assign this Lease, in whole or in part, nor sublet all or any part of the Premises, nor license concessions or lease departments therein, nor otherwise permit any other person to occupy or use any portion of the Premises (collectively, a "TRANSFER"), without in each instance first obtaining the written consent of the Landlord, which consent will not be unreasonably withheld or delayed, provided that, among other things as reasonably required by Landlord, the net worth and financial condition of the proposed assignee or transferee is the same or better than that of the Tenant on the effective date hereof, in Landlord's sole discretion. This prohibition includes any subletting or assignment which would otherwise occur by operation of law, merger, consolidation, reorganization, transfer or other change of the Tenant's corporate or proprietary structure (including, without limitation, the transfer of partnership interests, the creation of additional partnership interests or the transfer of corporate shares or beneficial interests), or an assignment or subletting to or by a receiver or trustee in any federal or state bankruptcy, insolvency or other similar proceedings. Consent by the Landlord to any assignment, subletting, licensing or other transfer shall not (i) constitute a waiver of the requirement for such consent to any subsequent assignment, subletting, licensing or other Transfer,
(ii) relieve the Tenant from its duties, responsibilities and obligations under the Lease, or (iii) relieve any guarantor of this Lease from such guarantor's obligations under its guaranty agreement.

               14.2. TRANSFER, ISSUANCE OF CORPORATE SHARES; CREATION OF PARTNERSHIP INTERESTS. If the Tenant (or any general partner of the Tenant, or any guarantor of the Tenant) is a corporation (other than a corporation the outstanding voting stock of which is listed on a "national securities exchange," as defined in the Securities Exchange Act of 1934), or a general or limited partnership or a limited liability company, the Tenant shall give the Landlord notice with fifteen (15) days following the date upon which (i) additional voting stock is issued by the Tenant or by any such general partner or guarantor or member of Tenant, or any part or all of the corporate shares of the Tenant or any such general partner or guarantor or member is


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

Transferred, or (ii) additional partnership or member interests are created by the Tenant or by any such guarantor, general partner or member, or any part or all of the partnership or member interests of the Tenant or of any such guarantor are Transferred, by sale, assignment, pledge, bequest, inheritance, operation of law or otherwise. In the event of a Transfer and whether or not the Tenant has given such notice, the Landlord may elect, in the Landlord's sole discretion, to deem such Transfer to be an Event of Default hereunder, thereby entitling the Landlord to all of the rights and remedies set forth in section 17.

               14.3. ACCEPTANCE OF RENT FROM TRANSFEREE. The acceptance by the Landlord of the payment of Rent from any person following any act, assignment or other Transfer prohibited by this section shall not constitute a consent to such act, assignment or other Transfer, nor shall the same be deemed to be a waiver of any right or remedy of the Landlord's hereunder.

               14.4. CONDITIONS OF CONSENT.

                    14.4.1. If the Tenant receives consent to a Transfer under subsection 14.1 above, then, in addition to any other terms and conditions imposed by the Landlord in the giving of such consent, the Tenant and the transferee shall execute and deliver, on demand, an agreement prepared by the Landlord providing that the transferee shall be directly bound to the Landlord to perform all obligations of the Tenant hereunder including, without limitation, the obligation to pay all Rent and other amounts provided for herein; acknowledging and agreeing that there shall be no subsequent Transfer of this Lease or of the Premises or of any interest therein without the prior consent of the Landlord pursuant to subsection 14.1 above; acknowledging that the Tenant as originally named herein shall remain fully liable for all obligations of the tenant hereunder, including the obligation to pay all Rent provided herein and including any and all obligations arising out of any subsequent amendments to this Lease made between the Landlord and the transferee (whether or not consented to by the Tenant), jointly and severally with the transferee; and such other provisions as the Landlord shall require.

                    14.4.2. All costs incurred by the Landlord in connection with any request for consent to a Transfer, including costs of investigation and the fees of the Landlord's counsel, shall be paid by the Tenant on demand as a further condition of any consent which may be given.

               14.5. PROFITS FROM USE OR TRANSFER.

                    14.5.1. Neither the Tenant nor any other person having an interest in the use, occupancy or other utilization of space in the Premises shall enter into any lease, sublease, license, concession or other Transfer which provides for rent or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived from the Premises, and any such purported lease, sublease, license, concession or other Transfer shall be absolutely void and ineffective as a conveyance or creation of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

                    14.5.2. The Tenant agrees that in the event of a Transfer, the Tenant shall pay the Landlord, within ten (10) days after receipt thereof, one hundred percent (100%) of the excess of (i) any and all consideration, money or thing of value, however characterized, received by the Tenant or payable to the Tenant in connection with or arising out of such Transfer, over (ii) all amounts otherwise payable by the Tenant to the Landlord pursuant to this Lease.

          15. RULES AND REGULATIONS. The Landlord shall have the right to prescribe, at its sole discretion, reasonable rules and regulations (the "RULES AND REGULATIONS") having uniform applicability to all tenants of the Property (subject to their respective leases) and governing their use and enjoyment of the


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

Property; provided, that the Rules and Regulations shall not materially interfere with the Tenant's use and enjoyment of the Premises in accordance with this Lease for the purposes listed in subsection 6.1. The Rules and Regulations may govern, without limitation, the use of sound apparatus, noise or vibrations emanating from machinery or equipment, obnoxious fumes and/or odors, the parking of vehicles, lighting and storage and disposal of trash and garbage. The Tenant shall adhere to the Rules and Regulations and shall cause its agents, employees, invitees, visitors and guests to do so. A copy of the Rules and Regulations in effect on the date hereof is attached hereto as EXHIBIT D. The Landlord shall have the right to amend the Rules and Regulations from time to time.

          16.  SUBORDINATION AND ATTORNMENT.

               16.1. SUBORDINATION.

                    16.1.1. Unless a Mortgagee otherwise shall elect as provided in subsection 15.2, the Tenant's rights under this Lease are and shall remain subject and subordinate to the operation and effect of any mortgage, deed of trust or other security instrument constituting a lien upon the Premises, and/or the Property, whether the same shall be in existence on the date hereof or created hereafter (any such lease, mortgage, deed of trust or other security instrument being referred to herein as a "MORTGAGE," and the party or parties having the benefit of the same, whether as beneficiary, trustee or noteholder, being referred to hereinafter collectively as "MORTGAGEE"). The Tenant's acknowledgment and agreement of subordination as provided for in this section is self-operative and no further instrument of subordination shall be required; however, the Tenant shall execute, within ten (10) days after request therefor, a document providing for such further assurance thereof and for such other matters as shall be requisite or as may be requested from time to time by the Landlord or any Mortgagee.

                    16.1.2. The Landlord hereby directs the Tenant, upon (i) the occurrence of any event of default by the Landlord, as mortgagor under any Mortgage, (ii) the receipt by the Tenant of a notice of the occurrence of such event of default under such Mortgage from the Landlord or such Mortgagee, or (iii) a direction by the Mortgagee under such Mortgage to the Tenant to pay all Rent thereafter to such Mortgagee, to make such payment to such Mortgagee, and the Landlord agrees that in the event that the Tenant makes such payments to such Mortgagee, as aforesaid, the Tenant shall not be liable to the Landlord for the same.

               16.2. MORTGAGEE'S UNILATERAL SUBORDINATION. If a Mortgagee shall so elect by notice to the Tenant or by the recording of a unilateral declaration of subordination, this Lease and the Tenant's rights hereunder shall be superior and prior in right to the Mortgage of which such Mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage, subject, nevertheless, to such conditions as may be set forth in any such notice or declaration.

               16.3. ATTORNMENT. If any Person shall succeed to all or any part of the Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise and if such successor-in-interest requests or requires, the Tenant shall attorn to such successor-in-interest and shall execute within ten (10) days after receipt thereof an agreement in confirmation of such attornment in a form as may be reasonably requested by such successor-in-interest. Failure to respond within such (10) day period shall be deemed to be a confirmation by the Tenant of the facts and matters set forth therein.


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          17.  DEFAULTS AND REMEDIES.

               17.1. "EVENT OF DEFAULT" DEFINED. Any one or more of the following events shall constitute a default under the terms of this Lease ("EVENT OF DEFAULT"):

                    (a) the failure of the Tenant to pay any Rent or other sum of money due hereunder to the Landlord or any other person, within five (5) days after the same is due;

                    (b) the sale of the Tenant's interest in the Premises under attachment, execution or similar legal process without the Landlord's prior written approval;

                    (c) the filing of a petition proposing the adjudication of the Tenant as a bankrupt or insolvent, or the reorganization of the Tenant, or an arrangement by the Tenant with its creditors, whether pursuant to the Federal Bankruptcy Act or any similar federal or state proceeding, unless such petition is filed by a party other than the Tenant and is withdrawn or dismissed within sixty (60) days after the date of its filing;

                    (d) the admission in writing by the Tenant of its inability to pay its debts when due;

                    (e) the appointment of a receiver or trustee for the business or property of the Tenant, unless such appointment is vacated within sixty (60) days of its entry;

                    (f) the making by the Tenant of an assignment for the benefit of its creditors;

                    (g) a default by the Tenant in the performance or observance of any covenant or agreement of this Lease to be performed or observed by the Tenant (other than as set forth in clauses (a) through (f) above), which default is not cured within thirty (30) days after the giving of written notice thereof by the Landlord, unless such default is of such nature that it cannot be cured within such 30-day period, in which event an Event of Default shall not be deemed to have occurred if the Tenant institutes a cure within the 30-day period and thereafter diligently and continuously prosecutes the curing of the same until completion, but in no event shall such cure period exceed ninety (90) days; provided, however, that if the Tenant defaults in the performance of any such covenant or agreement more than two (2) times during the Term, then notwithstanding that such defaults have each been cured by the Tenant, any further defaults shall be deemed an Event of Default without the ability to cure; or

                    (h) the vacating or abandonment of the Premises by the Tenant at any time during the Term.

               17.2 LANDLORD'S REMEDIES. Upon the occurrence of an Event of Default, the Landlord, without notice to the Tenant in any instance (except where expressly provided for below), may do any one or more of the following:

                    (a) perform, on behalf and at the expense of the Tenant, any obligation of the Tenant under this Lease which the Tenant has failed to perform beyond any applicable grace or cure periods and of which the Landlord shall have given the Tenant notice (except in an emergency situation in which no notice is required), the cost of which performance by the Landlord, together with interest thereon at the rate of fifteen percent (15%) per annum from the date of such expenditure, shall be deemed Additional


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

Rent and shall be payable by the Tenant to the Landlord as otherwise set forth herein;

                 (b) elect to terminate this Lease and the tenancy created hereby by giving notice of such election to the Tenant without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by other performance of condition, term, agreement or covenant broken, or elect to terminate the Tenant's possessory rights and all other rights of the Tenant without terminating this Lease, and in either event, at any time thereafter without notice or demand and without any liability whatsoever, re-enter the Premises by force, summary proceedings or otherwise, and remove the Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost and for the account of the Tenant without resort to legal process and without the Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby;

                 (c) accelerate the Rent and any other charges, whether or not stated to be Additional Rent, for the entire balance of the Term, or any part of such Rent, and any costs, whether chargeable to the Landlord or the Tenant, as if by the terms of this Lease the balance of the Rent and other charges and expenses were on that date payable in advance.

                 (d) cause an attorney for the Landlord to proceed in any competent court for judgment in ejectment against the Tenant and all persons claiming under the Tenant for the recovery by the Landlord of possession of the Premises, and if for any reason after such action has been commenced it is canceled or suspended and possession of the Premises remains in or is restored to the Tenant, the Landlord shall have the right upon any subsequent default or upon the expiration or termination of this Lease, or any renewal or extension hereof, to bring one or more actions to recover possession of the Premises; and

                 (e) exercise any other legal and/or equitable right or remedy which it may have at law or in equity, including rights of specific performance and/or injunctive relief, where appropriate.

          In any action for possession of the Premises or for monetary damages, including Termination Damages and Liquidated Damages, or for the recovery of Rent due for the balance of the Term, the Landlord may cause to be filed in such action an affidavit setting forth the facts necessary to authorize the entry of judgment. If a true copy of this Lease (and of the truth of the copy, such affidavit shall be sufficient proof) must be filed in such action, it shall not be necessary to file the original, notwithstanding any law, rule of court, custom or practice to the contrary.

          17.3.  DAMAGES

                 (a) If this Lease is terminated by the Landlord pursuant to subsection 17.2, the Tenant nevertheless shall remain liable for any Rent and damages which may be due or sustained prior to such termination, as well as all reasonable costs, fees and expenses, including, without limitation, sheriffs' or other officers' commissions whether chargeable to the Landlord or the Tenant, watchmen's wages, brokers' and attorneys' fees, and repair and renovation costs incurred by the Landlord in pursuant of its remedies hereunder, and/or in connection with any bankruptcy proceedings of the Tenant, and/or in connection with renting the Premises to others from time to time (all such Rent, damages, costs, fees and expenses being referred to herein as "TERMINATION DAMAGES"), plus additional damages for all Rent treated as in arrears ("LIQUIDATED DAMAGES"). At the election of the Landlord, Termination Damages shall be an amount equal to either.

                         (i)  the Rent which, but for the termination of this
Lease, would have become due during the remainder of the Term, less the amount or amounts of rent, if any, which the Landlord receives during such period from others to whom the Premises may be rented (other than any


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additional rent received by the Landlord as a result of any failure of such other person to perform any of its obligations to the Landlord), in which case Termination Damages shall be computed and payable in monthly installments, in advance, on the first business day of each calendar month following the termination of this Lease and shall continue until the date on which the Term would have expired but for such termination, and any action or suit brought to collect any such Termination Damages for any month shall not in any manner prejudice the right of the Landlord to collect any Termination Damages for any subsequent months by similar proceeding; or

                         (ii) the present worth (as of the date of such
termination) of the Rent which, but for the termination of this Lease, would have become due during the remainder of the Term, less the fair rental value of the Premises, as determined by an independent real estate appraiser or broker selected by the Landlord, in which case such Termination Damages shall be payable to the Landlord in one lump sum on demand, and shall bear interest at the rate of fifteen percent (15%) per annum. "Present worth" shall be computed by discounting such amount to present worth at a rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank.

                 (b) Notwithstanding anything to the contrary set forth in this subsection 17.3, in the event (i) the Landlord must initiate legal action to enforce any one or more of the provisions of this Lease against the Tenant, its successors or assigns, or (ii) the Landlord must consult with and/or engage an attorney(s) in order (A) to enforce any one or more of the provisions of this Lease against the Tenant, its successors or assigns, or (B) in connection with any bankruptcy proceeding of the Tenant, whether or not such consultation and/or engagement results in the initiation of any judicial action or termination of this Lease, then and in any of such events, the Tenant, its successors and assigns, undertakes and agrees to pay any and all reasonable costs incurred by the Landlord in connection therewith, including, by way of illustration and not of limitation, all reasonable attorneys' fees (inclusive of consultation fees, research costs and correspondence fees), court costs (if awarded post-judgment) and any similar professional fees or costs associated therewith.

          17.4. WAIVER OF JURY TRIAL. Each party hereto hereby waives any right which it may otherwise have at law or in equity to a trial by jury in connection with any suit or proceeding at law or in equity brought by the other against the waiving party or which otherwise relates to this lease, as a result of an event of default or otherwise. The Tenant further agrees that in the event the Landlord commences any summary proceeding for nonpayment of rent or possession of the Premises, the Tenant will not, and hereby waives, all right to interpose any counterclaim of whatever nature in any such proceeding.

          17.5. LANDLORD'S SECURITY INTEREST. In addition to any lien for Rent available to the Landlord, the Landlord shall have, and the Tenant hereby grants to the Landlord, a continuing security interest for all Rent and other sums of money becoming due hereunder from the Tenant, upon all the Tenant's accounts receivable, inventory, equipment and all other personal property located on the Premises. If an Event of Default occurs, the Landlord shall have, in addition to any other remedies provided herein or by law, all of the rights and remedies afforded to secured parties under the Uniform Commercial Code, as codified in Maryland ("the U.C.C."), including but not limited to (a) the right to sell the Tenant's said property at public or private sale upon ten
(10) days' notice to the Tenant, and (b) the right to take possession of such property without resort to judicial process in accordance with the provisions of
Section 9-503 of the U.C.C. The Tenant, on its receipt of a written request therefor from the Landlord, shall execute such financing statements and other instruments as are necessary or desirable, in the Landlord's judgment, to perfect such security interest.

          17.6 CONFESSION OF JUDGMENT. If any Event of Default occurs which is not cured within any applicable grace period provided herein, the Tenant and any guarantor of any of the Tenant's obligations hereunder hereby authorizes and empowers any attorney of any court of record within the United

States to appear for the Tenant and any such guarantor or any one or more of them in any court in one or more proceedings or before any clerk thereof, and confess judgment against the Tenant and each such guarantor without prior notice, or opportunity for prior hearing, in favor of the Landlord for all unpaid Rent and other sums due hereunder, hereby waiving and releasing, to the extent permitted by law, all errors and all rights of exemption, appeal, stay of execution, inquisition and extension upon any levy on real estate or personal property to which the Tenant or any such guarantor may otherwise be entitled under the laws of the United States or of any state or possession of the United States now in force or which may hereafter be passed. Such authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as the Landlord deems necessary or desirable, for all of which this Lease shall be a sufficient warrant.

          18. ESTOPPEL CERTIFICATE. The Tenant shall, without charge, at any time and from time to time, within ten (10) days after receipt of request therefor from the landlord, execute, acknowledge and deliver to the Landlord, and to such Mortgagee or other party as may be designated by the Landlord, a written estoppel certificate in form and substance as may be requested from time to time by the Landlord, the other party or any Mortgagee, certifying to the other party, any Mortgagee, any purchaser of Landlord's interest in all or any part of the Property, or any other person or entity designated by the other party, as of the date of such estoppel certificate, the following: (a) whether the Tenant is in possession of the Property; (b) whether this Lease is in full force and effect; (c) whether there are any amendments to this Lease, and if so, specifying such amendments; (d) whether there are any then-existing setoffs or defenses against the enforcement of any rights hereunder, and if so, specifying such matters in detail; (e) the dates, if any, to which any rent or other sums due hereunder have been paid in advance and the amount of any security deposit held by the Landlord; (f) that the Tenant has no knowledge of any then-existing defaults of the Landlord under this Lease, or if there are such defaults, specifying them in detail; (g) that the Tenant has no knowledge of any event having occurred that authorized the termination of this Lease by the Tenant, or if such event has occurred, specifying it in detail; (h) the address to which notices to the Tenant should be sent; and (i) any and all other matters reasonably requested by the Landlord, any Mortgagee and/or any other person or entity designed by the Landlord. Any such estoppel certificate may be relied upon by the person or entity to whom it is directed or by any other person or entity who could reasonably be expected to rely on it in the normal course of business. The failure of the Tenant to execute, acknowledge and deliver such a certificate in accordance with this section within fifteen (15) days after a request therefor by the Landlord shall constitute an acknowledgment by the Tenant, which may be relied on by any person or entity who would be entitled to rely upon any such certificate, that such certificate as submitted by the requesting party to the other party is true and correct, and the requesting party is hereby authorized to so certify.

          19. QUIET ENJOYMENT. The Landlord hereby warrants that, so long as all of the Tenant's obligations hereunder are timely performed, the Tenant will have during the Term quiet and peaceful possession of the Premises and enjoyment of such rights as the Tenant may hold hereunder to use the Common Areas, except if and to the extent that such possession and use are terminated pursuant to this Lease. The Tenant hereby acknowledges that it has examined the Premises, the title thereto, the zoning thereof, the streets, sidewalks, parking areas, curbs and access ways adjoining them, any surface and subsurface conditions thereof, and the present uses and nonuses thereof, if any, and that it accepts each of them in its present condition or state, without restriction, representation, covenant or warranty, express or implied, in fact or at law, by the Landlord or any other person, and without recourse to the Landlord, as to the title thereto, any encumbrances thereon, any appurtenances thereto, the nature, condition or usability thereof, or the uses to which any or all of the Premises may be put.

          20. NOTICES. Except as may be otherwise provided in this Lease, any notice, demand, consent, approval, request or other communication or document to be provided hereunder to the Landlord or the Tenant (a) shall be in writing, and (b) shall be deemed to have been provided (i) two (2) days following the date sent as certified mail in the United States mails, postage prepaid, return receipt requested, (ii) on the day following the date it is deposited prior to the close of business with FedEx or another national courier service or (iii) on the date of hand delivery (if such party's receipt thereof is acknowledged in writing), in each case to the address of such party set forth hereinbelow or to such other address as such party may designate from time to time by notice to each other party hereto.

                 If to the Landlord, notice shall be sent to:

The Morris Weinman Company
106 Old Court Road, #300
Baltimore, MD 21208

                 All rent and other payments shall be sent to:

The Morris Weinman Company
P.O. Box 5992
Baltimore, MD 21282-5992

                 If to the Tenant, notice shall be sent to:

IMTEK Corporation
8028 Ritchie Highway, #208
Pasadena, MD 21122

Attn: Mike Lowe

          21.    GENERAL

                 21.1 EFFECTIVENESS. This Lease shall become effective on and only on its execution and delivery by each party hereto.

                 21.2 COMPLETE UNDERSTANDING. This Lease represents the complete understanding between the parties hereto as to the subject matter hereof, and supersedes all prior negotiations, representations, guaranties, warranties, promises, statements and agreements, either written or oral, between the parties hereto as to the same.

                 21.3 AMENDMENT. This Lease may be amended by and only by an instrument executed and delivered by each party hereto, provided, however, that the Landlord shall have the right at any time, and from time to time, during the Term unilaterally to amend the provisions of this Lease if the Landlord (or any of its partners) is advised by its counsel that all or any portion of the monies paid, directly or indirectly, by the Tenant to the Landlord (and/or its partners) hereunder are, or may be deemed to be, unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, and the Tenant agrees that it will execute all documents or instruments necessary to effect such amendment or amendments, provided that no such amendment shall result in the Tenant having to pay in the aggregate a larger sum of money on account of its occupancy of the Premises under the terms of this Lease as so amended, and provided further that no such amendment or amendments shall result in the Tenant receiving under the provisions of this Lease less services than it is entitled to receive, nor services or a lesser quality. Furthermore, the Tenant agrees not to take any steps or actions knowingly which may jeopardize the Landlord's (and/or its partners') tax-exempt status.

                 21.4 WAIVER. No party hereto shall be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing (and, without limiting the generality of the foregoing, no delay or omission by any party hereto in exercising any such right shall be deemed a waiver of its future exercise). No such waiver made in any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance or any other such right. Without limiting the generality of the foregoing provisions of this subsection, the Landlord's receipt or acceptance of any Base Rent, Additional Rent of other sum from the Tenant or any other person shall not be deemed a waiver of the Landlord's right to enforce any of its rights hereunder on account of any default by the Tenant in performing its obligations hereunder.

                 21.5 APPLICABLE LAW. This Lease shall be given effect and construed by application of the laws of Maryland, and any action or proceeding arising hereunder shall be brought in the courts of Maryland; provided, however, that if any such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, it may be brought only in the United States District Court for Maryland or any successor federal court having original jurisdiction.

                 21.6 COMMISSIONS. The parties hereto hereby acknowledge and agree that, in connection with the leasing of the Premises hereunder, they have used the services of MILLER CORPORATE REAL ESTATE SERVICES. Any and all commissions due such brokers shall be paid in accordance with the terms and conditions set forth in a separate written agreement or agreements between the Landlord and MILLER CORPORATE REAL ESTATE SERVICES. Subject to the foregoing, each party hereto hereby represents and warrants to the other that, in connection with such leasing, the party so representing and warranting has not dealt with any real estate broker, agent or finder, and there is no commission, charge or other compensation due on account thereof. Each party hereto shall indemnify and hold harmless the other against and from any inaccuracy in such party's representation.

                 21.7 LANDLORD'S LIABILITY. No Person holding the Landlord's interest hereunder (whether or not such Person is named as the "Landlord" herein) shall have any liability hereunder after such Person ceases to hold such interest, except for any such liability accruing while such Person holds such interest. No Mortgagee not in possession of the Premises shall have any liability hereunder. Neither the Landlord nor any principal of the Landlord, whether disclosed or undisclosed, shall have any personal liability under this Lease. If the Landlord defaults in performing any of its obligations hereunder or otherwise, the Tenant shall look solely to the Landlord's equity, interest and rights in the Property to satisfy the Tenant's remedies on account thereof.

                 21.8 DISCLAIMER OF PARTNERSHIP STATUS. Nothing in this Lease shall be deemed in any way to create between the parties hereto any relationship of partnership, joint venture or association, and the parties hereto hereby disclaim the existence of any such relationship.

                 21.9. REMEDIES CUMULATIVE. No reference to any specific right or remedy shall preclude the Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. No failure by the Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition. No waiver by the Landlord of any breach by the Tenant under this Lease or of any breach by any other tenant under any other lease of any portion of the Building shall affect or alter this Lease in any way whatsoever.

                 21.10. SEVERABILITY. No determination by any court, governmental or administrative body or agency or otherwise that any provision of this Lease or any amendment hereof is invalid or unenforceable in any instance shall affect the validly or enforceability of (a) any other provision hereof, or
(b) such provision in any circumstance not controlled by such determination. Each such provision shall remain valid and enforceable to the fullest extent allowed by and shall be construed wherever possible as being consistent with, applicable law.

                 21.11. AUTHORITY. If the Tenant is a corporation, partnership, limited liability company or similar entity, the person executing this Lease on behalf of the Tenant represents and warrants that (a) the Tenant is duty organized and validly existing and (b) this Lease (i) has been authorized by all necessary parties, (ii) is validly executed by an authorized officer or agent of the Tenant and (iii) is binding upon and enforceable against the Tenant in accordance with its terms.

                 21.12. JOINT AND SEVERAL LIABILITY. If the Tenant shall be one or more individuals, corporations or other entities, whether or not operating as a partnership or joint venture, then each such individual, corporation, entity, joint venturer or partner shall be deemed to be both jointly and severally liable for the payment of the entire Rent and other payments specified herein.

                    21.13.    RECORDATION.   Neither this Lease, any
amendment to this Lease, nor any memorandum, affidavit or other item with respect thereto shall be recorded by the Tenant or by anyone acting through, under or on behalf of the Tenant, and the recording thereof in violation of this provision shall (i) be deemed an Event of Default and (ii) at the Landlord's election, make this Lease null and void.

                    21.14.    TIME OF ESSENCE.   Time shall be of the essence
with respect to the performance of the parties' obligations under this Lease.

                    21.15.    INTERPRETATION.   The Landlord and the Tenant
hereby agree that both parties were equally influential in preparing and negotiating this Lease, and each had the opportunity to seek the advice of legal counsel prior to the execution of this Lease. Therefore, the Landlord and the Tenant agree that no presumption should arise construing this Lease more unfavorably against any one party.

                    21.16.    HEADINGS.   The headings of the sections,
subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference and shall not be considered in construing their contents.

                    21.17. CONSTRUCTION. As used herein, all references made (a) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders; (b) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well; and (c) to any section, subsection, paragraph or subparagraph shall be deemed, unless otherwise expressly indicated, to have been made to such section, subsection, paragraph or subparagraph of this Lease.

                    21.18.    EXHIBITS.   Each writing or drawing referred to
herein as being attached hereto as a schedule, an exhibit or otherwise designated herein as a schedule or an exhibit hereto is hereby made a part hereof.

                    21.19.    NET LEASE.   The Tenant acknowledges and agrees
that this Lease is intended to be a complete net lease to the Landlord (except as expressly set forth herein) and that the Landlord is not responsible for any costs, charges, expenses or outlays of any nature whatsoever arising from or relating to the Premises, the use and occupancy thereof, or the contents thereof. The Tenant shall pay all charges, impositions, costs and expenses of every nature and kind relating to the Premises (except as expressly set forth herein).

          IN WITNESS WHEREOF, each party hereto has executed and ensealed this Lease, or caused it to be executed and ensealed on its behalf by its duly authorized representatives, on the date first above written.

WITNESS OR ATTEST:                 LANDLORD: THE MORRIS WEINMAN COMPANY


                                   By:                           (SEAL)
------------------------------        ---------------------------
                                         Mark S. Weinman, V.P.


WITNESS OR ATTEST:                 TENANT:  IMTEK Corporation



/s/ Robert J. Brown                By:/s/ Brad C. Thompson  CFO  (SEAL)
------------------------------        ---------------------------
                                          Brad C. Thompson  CFO


67164.02
11/26/97
- 29 -

EXHIBIT "A"

111 WATER STREET
BALTIMORE CITY, MD


NOT TO SCALE


                                        [MAP]

                                      EXHIBIT B


                   DRAWING SHOWING APPROXIMATE LOCATION OF PREMISES



                                        [MAP]

                                      EXHIBIT C




                                   LANDLORD'S WORK


1) Landlord shall partition the existing corridor adjacent to the existing premises, so as to demise approximately 132 square feet as noted on the attached plan, Exhibit C Schedule One.

2)   Landlords work shall include:
     a)   Removal of the existing shelves and fixtures.
     b)   Install approximately 13 lf of demising wall.
     c)   Install one 3' x 6'-8" door and door frame to fire exit.
     d)   Install two 2' x 4' florescent light fixtures with switch.
     e)   Install one exit light.
     e)   One coat of paint, one color; on all paintable wall surfaces.
     f) The floor and ceiling finish to remain as is, in the original condition.

3) Landlord reserves the right to extend one HVAC register from the Premises to the common area lobby adjacent to the Premises.

4) Landlord shall complete its work within 30 days of the effective date of the Lease.

5) No other improvements shall be made by Landlord unless specifically stated or listed herein. All additional improvements to the premises shall be made by the Tenant at Tenants sole cost and expense and in accordance to the terms stated in the lease.

                               EXHIBIT C.  SCHEDULE ONE




                                        [MAP]

                                     EXHIBIT D

                          CURRENT RULES AND REGULATIONS

      1. The sidewalks, passages and stairways shall not be obstructed by the Tenant or used by the Tenant for any purpose other than ingress and egress from and to the Tenant's premises. The Landlord shall in all cases retain the right to control or prevent access thereto by any person whose presence, in the Landlord's judgment, would be prejudicial to the safety, peace, character or reputation of the Property or of any tenant of the Property.

      2. The toilet rooms, water closets, sinks, faucets, plumbing and other services apparatus of any kind shall not be used by the Tenant for any purpose other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith by the Tenant, or left by the Tenant in the lobbies, passages, elevators or stairways of the Building. The expense of any breakage, stoppage or damage to such sinks, toilets and the like shall be borne by the tenant who, or whose employees, contractors or invitees, caused it.

      3. No skylight, window, door or transom of the Building shall be covered or obstructed by the Tenant, and no window shade, blind, curtain, screen, storm window, awning or other material shall be installed or placed on any window or in any window space, except as approved in writing by the Landlord. If the Landlord has installed or hereafter installs any shade, blind or curtain in the Premises, the Tenant shall not remove it without first obtaining the Landlord's written consent thereto which shall not be unreasonably withheld.

      4. No sign, lettering, insignia, advertisement, notice or other thing shall be inscribed, painted, installed, erected or placed in any portion of the Premises which may be seen from outside the Building, or on any window, window space or other part of the exterior or interior of the Building, unless first approved in writing by the Landlord. Names on suite entrances may be provided by and only by the Landlord and at the Tenant's expense, using in each instance lettering of a design and in a form consistent with the other lettering in the Building, and first approved in writing by the Landlord. The Tenant shall not erect any stand, booth or showcase or other article or matter in or upon the Premises, the Building and/or the Property without first obtaining the Landlord's written consent thereto which shall not be unreasonably withheld.

      5. The Tenant shall not place any other or additional lock upon any door within the Premises or elsewhere upon the Property, and the Tenant shall surrender all keys for all such locks at the end of the Term. The Landlord shall provide the Tenant with one set of keys to the Premises when the Tenant assumes possession thereof.

      6. The Tenant shall not do or permit to be done anything which obstructs of interferes with the rights of any other tenant of the Property. No bird, fish or animal shall be brought into or kept in or about the Premises, the Building and/or the Property.

      7. If the Tenant desires to install signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices within the Premises, the Landlord shall direct where and how they are to be installed and, except as so directed, no installation, boring or cutting shall be permitted. The Landlord shall have the right (a) to prevent or interrupt the transmission of excessive, dangerous or annoying current of electricity or otherwise into or through the Premises, the Building and/or the Property, (b) to require the changing of wiring connections or layout at the Tenant's expense, to the extent that the Landlord may deem necessary, (c) to require compliance with such reasonable rules as the Landlord may establish relating thereto, and (d) in the event of noncompliance with such requirements or rules, immediately to cut wiring or do whatever else it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building and/or the Property.

      8.   Intentionally deleted

      9. The Landlord shall in no event be responsible for admitting or excluding any person from the Premises. In cases of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty, the Landlord shall have the right to bar or limit access to the Property to protect the safety of occupants of the Property, or any property within the Property.

      10. The use of any area within the Property as sleeping quarters is strictly prohibited at all times.

      11. The Tenant shall keep the windows and doors of the Premises (including those opening on corridors and all doors between rooms entitled to receive heating or air conditioning service and rooms not entitled to receive such service) closed while the heating or air-conditioning system is operating, in order to minimize the energy used by, and to conserve the effectiveness of, such systems. The Tenant shall comply with all reasonable rules and regulations from time to time promulgated by the Landlord with respect to such systems or their use.

      12. The Landlord shall have the right to prescribe the weight and position of inventory and of other heavy equipment or fixtures, which shall, if considered necessary by the Landlord, stand on plank strips to distribute their weight. Any and all damage or injury to the Property arising out of the Tenant's equipment being on the Property shall be repaired by the Tenant at his expense. The Tenant shall not install or operate any machinery whose installation or operation may affect the structure of the Building without first obtaining the Landlord's written consent thereto, and the Tenant shall not install any other equipment of any kind or nature whatsoever which may necessitate any change, replacement or addition to, or in the use of, the water system, the heating system, the plumbing system, the air-conditioning system or the electrical system of the Premises, the Building or the Property without first obtaining the Landlord's written consent thereto. Business machines and mechanical equipment belonging to the Tenant which cause noise or vibration that may be transmitted to the structure of the Building, any other buildings on the Property, or any space therein to such a degree as to be objectionable to the Landlord or to any tenant, shall be installed and maintained by the Tenant, at its expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration. The Tenant shall remove promptly from any sidewalks and other areas on the Property any of the Tenant's furniture, equipment, inventory or other material delivered or deposited there.

      13. The Tenant shall not place or permit its agents, employees or invitees to place any thing or material on the roof or in the gutters and downspouts of the Building or cut, drive nails into or otherwise penetrate the roof, without first obtaining the Landlord's written consent thereto. The Tenant shall be responsible for any damage to the roof caused by its employees or contractors. The Tenant shall indemnify the Landlord and hold the Landlord harmless against expenses incurred to correct any damage to the roof resulting from the Tenant's violation of this rule, as well as any consequential damages to the Landlord or any other tenant of the Property.
The Landlord shall repair damage to the roof caused by the Tenant's acts, omissions or negligence and the Tenant shall reimburse the Landlord for all expenses incurred in making such repairs. The Landlord or its agents may enter the Premises at all reasonable hours to make such roof repairs. If the Landlord makes any expenditure or incurs any obligation for the payment of money in connection therewith, including but not limited to attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of twenty percent (20%) per annum, and costs, shall be deemed to be Additional Rent and shall be paid by the Tenant to the Landlord within five (5) days after rendition of any bill or statement to the Tenant therefor. The Tenant shall not place mechanical or other equipment on the roof without the Landlord's prior written consent, which shall be conditioned in part upon the Landlord's approval of the Tenant's plans and specifications for such installations. The costs of any roof improvements made pursuant hereto shall be borne by the Tenant.

      14. The Landlord reserves the right to institute energy management procedures when necessary.

      15. The Tenant shall assure that the doors of the Premises and closed and locked and that all water faucets, water apparatus and utilities are shut off before the Tenant and its employees leave the Premises each day.

      16. The Landlord shall have the right to rescind, suspend or modify these Rules and Regulations and to promulgate such other rules or regulations as, in the Landlord's reasonable judgment, are from time to time needed for the safety, care, maintenance, operation and cleanliness of the Building or the Property, or for the preservation of good order therein. Upon the Tenant's having been given notice of the taking of any such any action, the Rules and Regulations as so rescinded, suspended, modified or promulgated shall have the same force and effect as if in effect at the time at which the Tenant's lease was entered into (except that nothing in the Rules and Regulations shall be deemed in any way to alter or impair any provision of such lease).

      17. Nothing in these Rules and Regulations shall give any Tenant any right or claim against the Landlord or any other person if the Landlord does not enforce any of them against any other tenant or person (whether or not the Landlord has the right to enforce them against such tenant or person), and no such nonenforcement with respect to any tenant shall constitute a waiver of the right to enforce them as to the Tenant or any other tenant or person.

                                RIDER NUMBER ONE

                           HVAC MAINTENANCE AND REPAIR


     This Rider is attached to and made a part of the attached lease dated _______________, 1997 (the "Lease"), between THE MORRIS WEINMAN COMPANY (the "Landlord") and IMTEK CORPORATION (the "Tenant"). All capitalized terms used herein shall have the same meaning as such terms have in the Lease. Wherever there is a conflict between this Rider and the Lease, this Rider shall modify and supersede such other part of the Lease to the extent necessary to eliminate any such conflict, but no further.

                         MAINTENANCE AND REPAIR OF HVAC

          1) At the time Tenant takes possession of the premises, the Heating Venting and Air Conditioning (HVAC) shall be in good working order. Landlord shall provide a ninety day (90) warranty for the operation of the HVAC equipment. The Tenant shall have the right to verify the condition of the equipment at Tenant's sole cost and expense.

          2) During the term of the lease or any renewal period, Tenant shall be responsible for the maintenance and repair of the HVAC equipment that serves the premises at Tenants sole cost and expense.

          3) Tenant shall maintain in full force and effect a maintenance contract for the HVAC equipment with a licensed and qualified HVAC technician or contractor during the term of the lease or any renewal period. The equipment shall be maintained a minimum of three (3) times each year. The maintenance shall include a minimum of the following items shown on Schedule:
ONE. Tenant shall provide Landlord with a copy of the maintenance contract upon request by Landlord.

          4) The Landlord shall pay all cost for repair to the HVAC equipment that exceeds One Thousand and 00/00 Dollars ($1,000.00) per lease year (excluding the cost of the preventative maintenance); if and only if the Tenant has written evidence of regular service to the equipment as described above and if the repairs are not the result of Tenants negligence in maintaining or operating the HVAC equipment. In the event that tenant fails to provide written evidence of regular maintenance service or in the event of Tenants negligence in operating the equipment, the full cost of the repairs shall be paid by the Tenant. If the Landlord is required to make the repairs, Landlord in its sole discretion shall have the option to repair or replace the HVAC equipment.

          IN WITNESS WHEREOF, the parties have executed this Lease Rider Number ONE, under seal on the date first above written.


Witness                                Landlord

----------------------------------     ----------------------------------------

                                       Tenant

----------------------------------     ----------------------------------------

                           RIDER # ONE  SCHEDULE # ONE

                      HVAC PREVENTATIVE MAINTENANCE SCHEDULE


                                  SPLIT SYSTEMS



ANNUAL INSPECTION - (One (1) Time Per Year)

     (1)   Check compressor oil level.
     (2)   Check operation of oil heater and thermostat.
     (3)   Remove oil from compressor reservoir, if required.
     (4)   Replace oil, and oil filter cartridge, if required.
     (5)   Replace refrigerant filter dryers, if applicable.
     (6)   Check condition of moisture indicators.
     (7)   Check and calibrate all safety controls.
     (8)   Check and calibrate all operating controls.
     (9)   Inspect condenser and evaporator coils for dirt and leaks.
     (10)  Check oil pressure and temperature.
     (11)  Inspect inverter contacts and electrical connections.
     (12)  Check operation of motor protection, if applicable.
     (13)  Check unloading devices.
     (14)  Lubricate all non-sealed bearings and shafts.
     (15)  Replace air filters.



PERIODIC OPERATIONAL INSPECTION -   (Three (3) Times Per Year)

     (1)   Inspect condenser coils for cleanliness.
     (2)   Inspect fans for proper operation.
     (3)   Check amperage draw.
     (4)   Check controls for proper operation.
     (5)   Replace the air filters.




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